UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2005

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item	1.01. Entry into a Material Definitive Agreement.

On June 16, 2005, the compensation arrangements for Dan A. DeCanniere, the Company’s chief financial officer, were modified for the period beginning July 1, 2005 and he became eligible for termination benefits in connection with his intention to resign as chief financial officer once his successor is named or by the end of the calendar year.

Item	5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 13, 2005, Dan A. DeCanniere informed the Company of his intent to resign as chief financial officer of the Company. Mr. DeCanniere has stated his intention to continue in his current capacity until his successor is named or until the end of the calendar year.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Summary of current compensation arrangements and termination benefits for Dan A. DeCanniere.

99.2	Press release dated June 16, 2005 announcing Dan DeCanniere’s resignation as chief financial officer of Hewitt Associates, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ C. L. Connolly, III
Name:	C. Lawrence Connolly, III
Title:	Vice President and General Counsel

Date: June 17, 2005

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Exhibit Index

Number	Description
99.1	Summary of current compensation arrangements and termination benefits for Dan A. DeCanniere

99.2	Press release dated June 16, 2005 announcing Dan DeCanniere’s resignation as chief financial officer of Hewitt Associates, Inc.

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